EXHIBIT 21

Name of Subsidiary	Jurisdiction of Organization	% Owned

Winner Group Limited	Cayman Islands	100%

Winner Industries (Shenzhen) Co., Ltd.	the People's Republic of China	100%

Shenzhen PurCotton Technology Co., Ltd	the People's Republic of China	100%

Beijing PurCotton Technology Co., Ltd	the People's Republic of China	100%

Winner Medical & Textile Ltd. Jingmen	the People's Republic of China	100%

Hubei Winner Textiles Co., Ltd.	the People's Republic of China	100%

Winner Medical & Textile Ltd. Yichang	the People's Republic of China	100%

Winner Medical & Textile Ltd. Jiayu	the People's Republic of China	100%

Winner Medical & Textile Ltd. Chongyang	the People's Republic of China	100%

Winner Medical (Huanggang) Co., Ltd.	the People's Republic of China	100%

Shanghai Winner Medical Apparatus Co., Ltd.	the People's Republic of China	100%

Winner Medical (Hong Kong) Limited	Hong Kong	60%

L+L Healthcare Hubei Co., Ltd.	the People's Republic of China	40%

Chengdu Winner Likang Medical Appliances Company Limited	the People's Republic of China	49%